UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

TRAVERE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2020, Travere Therapeutics, Inc. (the “Company”) completed the transactions contemplated by its previously announced Stock Purchase Agreement (the “Agreement”) dated October 21, 2020, with Orphan Technologies Limited (“Orphan”) and Citco Trustees (Cayman) Limited (“Trustee”) acting solely in its capacity as the sole trustee of The Fuhrer Family Trust (the “Trust” and Trustee, acting in such capacity, “Seller”), pursuant to which the Company agreed to acquire Orphan by purchasing all of the outstanding shares of Orphan (the “Shares”) from Seller.

In exchange for the Shares, the Company paid Seller an upfront cash payment at closing of $90 million. Under the Agreement, the Company has also agreed to pay Seller contingent cash payments up to an aggregate of $427 million based on the achievement of certain development, regulatory and commercialization events as set forth in the Agreement, as well as additional tiered mid-single digit royalty payments based upon future net sales of any OT-58 products in the US and Europe, subject to certain reductions as set forth in the Agreement, and a contingent payment in the event a pediatric rare disease voucher for any OT-58 product is granted. The closing payment of $90 million may be adjusted after the closing, pursuant to procedures set forth in the Agreement, in connection with the finalization of the closing cash, severance payments, transaction expenses, debt and working capital amounts.

The Agreement contained customary representations, warranties and covenants and indemnification provisions. The Company has certain diligence obligations with respect to further development or commercialization of OT-58.

In connection with the closing of the acquisition, the Company entered into a transition services agreement with an affiliate of the Seller for certain transitional services related to the operations of Orphan after closing.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

2.1*+	Stock Purchase Agreement, dated October 21, 2020, by and among the Company, Orphan Technologies Limited and Citco Trustees (Cayman) Limited acting solely in its capacity as the sole trustee of The Fuhrer Family Trust.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+	Certain portions of this exhibit are omitted because they are not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: November 18, 2020	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary